UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2014

Dendreon Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35546	22-3203193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 2nd Avenue, Seattle, Washington		98101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 256-4545

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Dendreon Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders on May 15, 2014 at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807. A total of 160,055,271 shares of the Company’s common stock were entitled to vote as of April 2, 2014, the record date for the Annual Meeting, of which 121,494,231 (75.91%) were present in person or by proxy at the Annual Meeting. The votes cast with respect to each item of business properly presented at the meeting are as follows:

The stockholders elected the following nominee to the Company’s Board of Directors to hold office until the 2017 Annual Meeting of Stockholders by a majority of the votes duly cast.

	For	Against	Abstain	Broker Non- Votes
David C. Stump, M.D.	37,171,034	5,051,421	949,213	78,322,563

The stockholders approved the amendment to the Dendreon Corporation 2009 Equity Incentive Plan to increase the individual limits and the number of shares authorized for issuance thereunder from 22,200,000 to 32,000,000.

For	Against	Abstain	Broker Non- Votes
32,374,202	10,451,576	345,890	78,322,563

The stockholders recommended against, on a non-binding advisory basis, the approval of the Company’s overall executive compensation program.

For	Against	Abstain	Broker Non- Votes
17,528,195	24,833,870	809,603	78,322,563

The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
109,878,541	9,590,105	2,025,585

The stockholders approved, on a non-binding advisory basis, the stockholder proposal to repeal the classified board.

For	Against	Abstain	Broker Non- Votes
32,146,853	6,159,199	4,865,616	78,322,563

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

Date: May 21, 2014	/s/ Robert Crotty
Robert Crotty
Vice President, General Counsel and Secretary